                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY



================================================================================



                        UNIVERSAL HEALTH SERVICES, INC.

                            (a Delaware corporation)


                                  $525,000,000
                        Convertible Debentures due 2020



                               PURCHASE AGREEMENT



Dated: June 19, 2000



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. Representations and Warranties by the Company....................   3

    (a)     Representations and Warranties..................................   3

    (b)     Officer's Certificates..........................................  15

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.................  15

    (a)     Initial Securities..............................................  16

    (b)     Option Securities...............................................  16

    (c)     Payment.........................................................  16

    (d)     Qualified Institutional Buyer...................................  17

    (e)     Denominations; Registration.....................................  17

SECTION 3. Covenants of the Company.........................................  18

    (a)     Offering Memorandum.............................................  18

    (b)     Notice and Effect of Material Events............................  18

    (c)     Amendment to Offering Memorandum and Supplements................  18

    (d)     Qualification of Securities for Offer and Sale..................  18

    (e)     Rating of Securities............................................  19

    (f)     DTC.............................................................  19

    (g)     Use of Proceeds.................................................  19

    (h)     Restriction on Sale of Securities...............................  19

    (i)     PORTAL Designation..............................................  19

    (j)     Reservation of Common Stock.....................................  20

    (k)     Listing of Class B Commom Stock.................................  20

    (l)     Reporting Requirements..........................................  20

SECTION 4. Payment of Expenses..............................................  20

    (a)     Expenses........................................................  20

    (b)     Termination of Agreement........................................  21

SECTION 5. Conditions of Initial Purchaser's Obligations....................  21

    (a)     Opinion of Counsel for the Company..............................  21

    (b)     Opinion of General Counsel for the Company......................  21

    (c)     Opinion of Counsel for Initial Purchasers.......................  21

    (d)     Officers' Certificates..........................................  22

    (e)     Accountants' Comfort Letters....................................  22

    (f)     Bring-down Comfort Letter.......................................  22

    (g)     Maintenance of Rating...........................................  22

    (h)     Registration Rights Agreement...................................  22

    (i)     PORTAL..........................................................  22

    (j)     Lock-up Agreement...............................................  23

    (k)     Conditions to Purchase of Option Securities.....................  23

    (l)     Termination of Agreement........................................  24

SECTION 6. Subsequent Offers and Resales of the Securities..................  24

    (a)     Offer and Sale Procedures.......................................  24

    (b)     Covenants of the Company........................................  25

SECTION 7. Indemnification..................................................  26

    (a)     Indemnification of Initial Purchasers...........................  26

    (b)     Indemnification of Company, Directors and Officers..............  27

    (c)     Actions Against Parties; Notification...........................  27

    (d)     Settlement Without Consent if Failure to Reimburse..............  27

SECTION 8.  Contribution....................................................  28

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery..  29

SECTION 10. Termination of Agreement........................................  29

    (a)     Termination; General............................................  29

    (b)     Liabilities.....................................................  30

SECTION 11. Default by One or More of the Initial Purchasers................  30

SECTION 12. Notices.........................................................  30

SECTION 13. Parties.........................................................  30

SECTION 14. GOVERNING LAW...................................................  31

SECTION 15. Effect of Headings..............................................  31

SECTION 16. Entire Agreement................................................  31


SCHEDULES

Schedule A ---  List of Initial Purchasers.............................  Sch A-1
Schedule B ---  Pricing Information....................................  Sch B-1
Schedule C ---  List of Subsidiaries...................................  Sch C-1


EXHIBITS

Exhibit A  ---  Form of Registration Rights Agreement......................  A-1
Exhibit B  ---  Form of Opinion of Counsel to the Company..................  B-1
Exhibit C  ---  Form of Opinion of General Counsel to the Company..........  C-1
Exhibit D  ---  Form of Lock-up Letter Agreement...........................  D-1

                        UNIVERSAL HEALTH SERVICES, INC.
                           (a Delaware corporation)



                                 $525,000,000
                        Convertible Debentures due 2020



                              PURCHASE AGREEMENT


                                                                   June 19, 2000


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
J.P. Morgan Securities Inc.
UBS Warburg LLC
Banc of America Securities LLC
 as Representatives of the several Initial Purchasers
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

Ladies and Gentlemen:

          Universal Health Services, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, J.P. Morgan Securities Inc., UBS Warburg LLC and Banc of America Securities LLC are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts at maturity set forth in said Schedule A of $525,000,000 aggregate principal amount at maturity of the Company's Convertible Debentures due 2020 (the "Initial Securities") and the grant by the Company to the Initial Purchasers of the option described in Section 2(b) to purchase all or any part of an additional $61,992,000 aggregate principal amount at maturity of the Company's Convertible Debentures due 2020 to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively referred to herein as the "Securities". The Securities are to be issued pursuant to an indenture dated as of June 23, 2000 (the "Indenture") between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"). The Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

          The Securities will be convertible into shares of class B common stock, par value $0.01 per share, of the Company (the "Class B Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion rate specified in Schedule B hereto. Upon the sixth, tenth and fifteenth anniversaries of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase such Securities for a price to be paid, at the Company's option, in cash or (subject to certain limitations) shares of Class B Common Stock, or any combination thereof, at a purchase price equal to the issue price of the Securities plus the accrued original issue discount and the accrued cash interest thereon to the date of such purchase. If prior to such date of purchase the Securities have been converted to semiannual coupon debentures following the occurrence of a Tax Event (as defined in the Indenture), such purchase price will be equal to the Restated Principal Amount (as defined in the Indenture) plus accrued and unpaid interest from the date of such conversion to, but excluding, such date of purchase. Upon each Change in Control (as defined in the Indenture) occurring prior to the sixth anniversary of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase for cash such holder's Securities (subject to certain restrictions described below) at a purchase price equal to the issue price of the Securities plus the accrued original issue discount and accrued cash interest thereon to the date of such purchase. If prior to such date of purchase the Securities have been converted to semiannual coupon debentures following the occurrence of a Tax Event, the Company will be required to purchase such Securities at a cash price equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to, but excluding, such date of purchase.

          The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the "Commission") registering resales of the Securities and the shares of Class B Common Stock issuable upon conversion thereof, as referred to in the Registration Rights Agreement under the Securities Act of 1933, as amended (the "1933 Act").

          The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations") by the Commission).

          The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated June 13, 2000 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser on the date hereof or the next succeeding day, copies of a final offering memorandum dated June 19, 2000 (the "Final Offering Memorandum") each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

          SECTION 1.   Representations and Warranties by the Company.
          ----------------------------------------------------------

          (a) Representations and Warranties. The Company represents and warrants to the Initial Purchasers as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Initial Purchasers, as follows:

          (i)  Similar Offerings.  Neither the Company nor any of its
           ---------------------
affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

         (ii)  Offering Memorandum.  The Final Offering Memorandum does not, and
          ------------------------
at the Closing Time (as defined herein) (and, if any Option Securities are purchased, at the Date of Delivery (as defined herein)) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

        (iii)  Incorporated Documents.  The Offering Memorandum as delivered
         ----------------------------
from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iv)  Independent Accountants. The accountants who certified the
          ----------------------------
financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (v)  Financial Statements.  The financial statements, together with
           ------------------------
the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

         (vi)  No Material Adverse Change in Business. Since the respective
          -------------------------------------------
dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (vii)  Good Standing of the Company. The Company has been duly
         ----------------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of

Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

       (viii)  Capitalization.  The authorized, issued and outstanding capital
        ---------------------
stock and the debt of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent repurchases pursuant to the Company's stock repurchase program or subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Class B Common Stock, subject to the Company's right to elect instead to pay such holder in cash the market value of such shares of Class B Common Stock, in accordance with the terms of the Securities and the Indenture; the shares of Class B Common Stock issuable upon such conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; the shares of Class B Common Stock issuable at the Company's option upon purchase of the Securities at the option of the holder thereof will have been, prior to the issuance thereof, duly authorized by all necessary corporate action, and such shares, if and when issued in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; no holder of Class B Common Stock will be subject to personal liability by reason of being such a holder and the issuance of such shares upon such conversion or purchases will not be subject to the preemptive or other similar rights of any securityholder of the Company.

         (ix)  Corporate Subsidiaries. All of the consolidated corporations,
          ---------------------------
partnerships (including, without limitation, general, limited and limited liability partnerships) and limited liability companies in which the Company has a direct or indirect ownership interest are listed in Schedule C to this Agreement (collectively, the "Subsidiaries"). Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Corporate Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of or subject to any preemptive or similar rights, and, except as disclosed in the Offering Memorandum, are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interests, and, to the Company's knowledge, any liens, encumbrances and equities and adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Corporate Subsidiary are outstanding.

          (x)  Partnerships.  Each Subsidiary that is a partnership (a
           ----------------
"Partnership") has been duly organized, is validly existing as a partnership in good standing under the laws of its jurisdiction of organization and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Partnership is duly qualified and in good standing as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, the general and limited partnership interests therein held directly or indirectly by the Company are owned free and clear of any perfected security interests, and, to the Company's knowledge, any liens, encumbrances and equities and adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any Partnership are outstanding. Each partnership agreement pursuant to which the Company or a Subsidiary holds an interest in a Partnership is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such partnership agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

         (xi)  Limited Liability Companies. Each Subsidiary that is a limited
          --------------------------------
liability company (an "LLC") has been duly organized, is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each LLC is duly qualified and in good standing as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All outstanding membership interests in the LLCs were issued and sold in compliance with the applicable operating agreements of such LLCs and all applicable federal and state securities laws, and, except as disclosed in the Offering Memorandum, the membership interests therein held directly or indirectly by the Company are owned free and clear of any perfected security interests, and, to the Company's knowledge, any liens, encumbrances and equities and adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any LLC are outstanding. Each operating agreement pursuant to which the Company or a Subsidiary holds a membership interest in an LLC is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

        (xii)  Actions of Subsidiaries. Except to the extent disclosed in the
         -----------------------------
Offering Memorandum, each of the hospitals described in the Offering Memorandum as owned or leased by the Company is owned or leased and operated by a Subsidiary in which the Company directly or indirectly owns at least 50% of the outstanding ownership interests. Except as disclosed in the Offering Memorandum, there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Corporate Subsidiary's capital stock, such Partnership's partnership interests or such LLC's membership interests or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

       (xiii)  Authorization of Agreement. This Agreement has been duly
        ---------------------------------
authorized, executed and delivered by the Company.

        (xiv)  Authorization of the Indenture. The Indenture has been duly
         -----------------------------------
authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (xv)  Authorization of the Registration Rights Agreement. The
          -------------------------------------------------------
Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (xvi)  Authorization of the Securities. The Securities have been duly
         -------------------------------------
authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchas price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Registration Rights Agreement.

       (xvii)  Description of the Securities, the Indenture and the Registration
        ------------------------------------------------------------------------
Rights Agreement. The Securities, the Indenture and the Registration Rights
----------------
Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

      (xviii)  Absence of Defaults and Conflicts. Neither the Company nor any of
       -----------------------------------------
its subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries may be subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

        (xix)  Absence of Labor Dispute. No labor dispute with the employees of
         ------------------------------
the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

         (xx)  Absence of Proceedings. Except as disclosed in the Offering
          ---------------------------
Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        (xxi)  Possession of Intellectual Property. The Company and its
         -----------------------------------------
subsidiaries own or possess, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

       (xxii)  Absence of Further Requirements. No filing with, or
        --------------------------------------
authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this

Agreement or for the due execution, delivery or performance of this Agreement and the Indenture by the Company, except such as have been already obtained.

      (xxiii)  Possession of Licenses and Permits. The Company and its
       ------------------------------------------
subsidiaries have operated and currently operate their business in conformity with all applicable laws, rules and regulations of each jurisdiction in which they are conducting business, except where the failure to so be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries hold all certificates, consents, exemptions, orders, licenses, authorizations, accreditations, permits or other approvals or rights from all governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals (collectively, "Permits") which are necessary to own their properties and to conduct their businesses, including, without limitation, such Permits as are required (i) under such federal and state healthcare laws as are applicable to the Company and such subsidiary and (ii) with respect to those facilities operated by the Company or any of its subsidiaries that participates in Medicare and/or Medicaid, to receive reimbursement thereunder, except for such failures to have Permits which would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event or change in condition has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as to such qualifications as may be set forth in the Offering Memorandum and except for such failures which would not, individually or in the aggregate, result in a Material Adverse Effect. During the period for which financial statements are included in the Offering Memorandum, denials by third party payors of claims for reimbursement for services rendered by the Company have not had a Material Adverse Effect.

       (xxiv)  Accounts Receivable. The accounts receivable of the Company and
        --------------------------
its subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The accounts receivable relating to such third party payors do not and shall not exceed amounts the Company and its subsidiaries are entitled to receive, subject to adjustments to reflect reimbursement policies of third party payors and normal discounts in the ordinary course of business.

        (xxv)  Actions with Respect to Medicare and Medicaid. None of the
         ---------------------------------------------------
Company, its subsidiaries nor any of their respective officers, directors or stockholders, or, to the knowledge of the Company, any employee or other agent of the Company or any of its subsidiaries, has engaged on behalf of the Company or such subsidiary in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); provided, however, that it is agreed and understood that (x) from time to time the Company settles claims made by governmental authorities which allege conduct which may be deemed to violate clause (A) or (B) above and (y) such settlements have not been, individually or in the aggregate, had a Material Adverse Effect.

            (xxvi)   Regulatory Filings. Neither the Company nor any of its
            ---------------------------
subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

            (xxvii)  Title to Property. The Company and each of its subsidiaries
            --------------------------
have good and marketable title to all real property owned by the Company and such subsidiary and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxviii) Tax Returns. All United States federal income tax returns
            --------------------
of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 1997 have been settled and all assessments in connection therewith made against the Company have been paid. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

            (xxix)    Internal Controls. The Company and its subsidiaries
            ---------------------------
maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxx)     Insurance. The Company and its subsidiaries carry or are
            -------------------
entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

            (xxxi)    Environmental Laws. Except as described in the Offering
            ----------------------------
Memorandum and except such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

            (xxxii)   Rule 144A Eligibility. The Securities are eligible for
            -------------------------------
resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under
Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

            (xxxiii)  No General Solicitation. None of the Company, its
            ---------------------------------
Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

            (xxxiv)   No Registration Required. Subject to compliance by the
            ----------------------------------
Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

            (xxxv)    Reporting Company. The Company is subject to the reporting
            ---------------------------
requirements of Section 13 or Section 15(d) of the 1934 Act.

            (xxxvi)   Investment Company Act. The Company is not, and upon the
            --------------------------------
issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (xxxvii)  Similar Registration Rights. There are no persons with
            -------------------------------------
registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xxxviii) Acquisitions. Neither the execution, delivery or
            ----------------------
performance of any purchase agreement in connection with the acquisitions of (1) St. Mary's Mercy Hospital, (2) 12 behavioral health facilities and associated real estate assets from Charter Behavioral Health Systems, LLC and Crescent Real Estate Funding VII LP, as described in the Offering Memorandum (collectively, the "Acquisitions"), by the Company nor the consummation by the Company of the transactions contemplated thereby (x) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any of its subsidiaries or (y) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, or, subject to the Company's receipt of all required regulatory approvals, violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or incumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of an agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject. The Company reasonably believes that all closing conditions for the Acquisitions will be satisfied prior to their respective closings and anticipates that the Acquisitions will be consummated in accordance with the terms of the respective purchase agreements.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Initial Purchasers; Closing.
          -----------------------------------------------------------

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount at maturity of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount at maturity of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase any or all of the Option Securities (in multiples of $1,000 principal amount at maturity) at the price set forth in Schedule B hereto plus accrued Original Issue Discount, if any, from the Closing Time to the Date of Delivery. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on June 23, 2000, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

          In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

          (d) Qualified Institutional Buyer. Each Initial Purchaser represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

          (e) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. Covenants of the Company. The Company covenants with the
          -----------------------------------
Initial Purchasers as follows:

          (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

          (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

          (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to
                   --------  -------
file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

          (f) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

          (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

          (h) Restriction of Sale of Securities. During a period of 75 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Company's Class B Common Stock or any securities convertible into or exchangeable or exercisable for Class B Common Stock, whether now owned or hereafter acquired by the Company or with respect to which the Company has or hereafter acquires the power of disposition, or it being expressly understood that the filing of any registration statement under the 1933 Act with respect to any of the foregoing shall not constitute an "offer" for purposes of this
Section 3(h)or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class B Common Stock or any securities convertible into or exchangeable for Class B Common Stock, whether any such swap or transaction is to be settled by delivery of Class B Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or upon the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum or the conversion of the Securities or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company.

          (i) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc.("NASD") relating to trading in the PORTAL Market.

          (j) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Class B Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Class B Common Stock upon conversion of the Securities.

          (k) Listing of Class B Common Stock. The Company will use its best efforts to cause all shares of Class B Common Stock issuable upon conversion of the Securities to be listed on the New York Stock Exchange.

          (l) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4. Payment of Expenses.
          ------------------------------

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, the Securities, the Indenture and the Registration Rights Agreement, including, but not limited to,
(i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
(vii) any fees payable in connection with the rating of the Securities and
(viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322. The Company shall not pay the fees and disbursements of counsel to the Initial Purchasers with respect to any of the foregoing, except with respect to clause (v) above.

          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

          SECTION 5. Conditions of Initial Purchaser's Obligations. The
          --------------------------------------------------------
obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Fulbright & Jaworski L.L.P., counsel for the Company in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit B hereto.

          (b) Opinion of General Counsel for the Company. At the Closing Time, the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Bruce R. Gilbert, General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

          (c) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (e) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP ("Arthur Andersen"), a letter dated such date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Arthur Andersen a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (g) Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

          (h) Registration Rights Agreement. At the Closing Time, the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representatives, shall have been duly executed and delivered by the Company and (assuming due execution, delivery and performance by the Initial Purchasers) be in full force and effect.

          (i) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

          (j) Lock-up Agreement. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the executive officers and directors of the Company.

          (k) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representatives shall have received:

          (i)    Officers' Certificates. Certificates, dated the Date of
          -----------------------------
Delivery, of the President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) remains true and correct as of the Date of Delivery.

          (ii)   Opinions of Counsel. The opinions of Fulbright & Jaworski
          --------------------------
L.L.P., counsel for the Company, and Bruce R. Gilbert, General Counsel of the Company, each in form and substance satisfactory to counsel for the Initial Purchasers, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to substantially the same effect as the opinions provided in Sections 5(a) and 5(b).

          (iii)  Opinion of Counsel for the Initial Purchasers. The opinion of
          ----------------------------------------------------
Shearman & Sterling, counsel for the Initial Purchasers, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion provided in Section 5(c).

          (iv)   Bring-down Comfort Letters. Letter from Arthur Andersen in form
          ---------------------------------
and substance reasonably satisfactory to the Representatives and dated the Date of Delivery, substantially in the same form and substance as the letters furnished to the Initial Purchasers pursuant to Section 5(e), except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to the Date of Delivery.

          (v)    Additional Documents. At the Closing Time and at each Date of
          ---------------------------
     Delivery counsel for the Initial Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

          (1) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchasers to purchase the Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

          SECTION 6. Subsequent Offers and Resales of the Securities.
          ----------------------------------------------------------

          (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i)    Offers and Sales Only to Qualified Institutional Buyers. Offers
          --------------------------------------------------------------
     and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act).

          (ii)   No General Solicitation. No general solicitation or general
          ------------------------------
     advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii)  Purchases by Non-Bank Fiduciaries. In the case of a non-bank
          ----------------------------------------
     Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchasers, be a Qualified Institutional Buyer.

          (iv)   Subsequent Purchaser Notification. Each Initial Purchaser will
                 ---------------------------------
     take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v)    Restrictions on Transfer. The transfer restrictions and the
          -------------------------------
     other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

          (b) Covenants of the Company. The Company covenants with the Initial Purchasers as follows:

          (i)    Integration. The Company agrees that it will not and will cause
          ------------------
     its Affiliates not to, directly or indirectly, solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
     Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (ii)   Rule 144A Information. The Company agrees that, in order to
          ----------------------------
     render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

          (iii)  Restriction on Repurchases. Until the expiration of two years
          ---------------------------------
     after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

          SECTION 7. Indemnification.
          --------------------------

          (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold armless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto).

          (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel
                                               --------  -------
to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 8. Contribution. If the indemnification provided for in
          -----------------------
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

          The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties? relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount at maturity of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 9. Representations, Warranties and Agreements to Survive
          ----------------------------------------------------------------
          Delivery. All representations, warranties and agreements contained in
          --------
this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

          SECTION 10. Termination of Agreement.
          ------------------------------------

          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

          SECTION 11. Default by One or More of the Initial Purchasers. If one
          ------------------------------------------------------------
or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the

Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.



          SECTION 12. Notices. All notices and other communications hereunder
          -------------------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281, attention of James D. Forbes (telecopier no. 212-449-7171); notices to the Company shall be directed to it at Universal Corporate Center, 367 South Gulph Road, P. O. Box 61558, King of Prussia, Pennsylvania 19406-0958, attention of General Counsel.

          SECTION 13. Parties. This Agreement shall inure to the benefit of and
          -------------------
be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. Governing Law. This Agreement shall be governed by and
          -------------------------
construed in accordance with the laws of the State of New York. Specified times of day refer to New York City time.

          SECTION 15. Effect of Headings. The Section headings herein and the
          ------------------------------
Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 16. Entire Agreement. This Agreement is intended by the
          ----------------------------
parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,



                                        UNIVERSAL HEALTH SERVICES, INC.


                                        By:___________________________________
                                           Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC

By:  MERRILL LYNCH & CO.
       MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED


By:_________________________________

Name:
Title:

                                  SCHEDULE A


                                                                             Principal Amount
                                                                                at Maturity
          Name of Initial Purchaser                                            of Securities
          -------------------------                                         -------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..................................................         $243,075,000
J.P. Morgan Securities Inc................................................          158,550,000
UBS Warburg LLC...........................................................           74,025,000
Banc of America Securities LLC............................................           49,350,000

        Total.............................................................         $525,000,000

                                    Sch A-1

                                  SCHEDULE B

                        UNIVERSAL HEALTH SERVICES, INC.
                 $525,000,000 Convertible Debentures due 2020


          1. The initial offering price per $1,000 principal amount at maturity of the Securities shall be $425.90, which, together with the 0.426% cash interest thereon, represents a yield to maturity of 5.0% per annum (computed on a semiannual bond equivalent basis).

          2. The Securities shall be convertible into shares of class B common stock, par value $0.01 per share, of the Company (the ?Class B Common Stock?) at an initial rate of 5.6024 shares of Class B Common Stock per $1,000 principal amount at maturity of Securities.

          3. The purchase price to be paid by the Initial Purchasers for the Securities shall be $414.19, being an amount equal to the initial offering price per $1,000 principal amount at maturity of Securities set forth above, less $11.71 per $1,000 principal amount at maturity of Securities.

          4.   Prior to June 23, 2006, the Securities will not be redeemable.

          5. The redemption prices to be supplied on page 27 of the Offering Memorandum (and correspondingly in the Indenture) shall be:

                                              (1)                        (2)                        (3)
                                           Debenture               Accrued Original           Redemption Price
        Redemption Date                   Issue Price               Issue Discount               (1) + (2)
--------------------------------        ---------------          --------------------        ------------------
June 23, 2006...................            $425.90                    $117.51                   $  543.41
June 23, 2007...................            $425.90                    $140.70                   $  566.60
June 23, 2008...................            $425.90                    $165.07                   $  590.97
June 23, 2009...................            $425.90                    $190.68                   $  616.58
June 23, 2010...................            $425.90                    $217.58                   $  643.48
June 23, 2011...................            $425.90                    $245.84                   $  671.74
June 23, 2012...................            $425.90                    $275.53                   $  701.43
June 23, 2013...................            $425.90                    $306.73                   $  732.63
June 23, 2014...................            $425.90                    $339.51                   $  765.41
June 23, 2015...................            $425.90                    $373.94                   $  799.84
June 23, 2016...................            $425.90                    $410.12                   $  836.02
June 23, 2017...................            $425.90                    $448.13                   $  874.03
June 23, 2018...................            $425.90                    $488.06                   $  913.96
June 23, 2019...................            $425.90                    $530.02                   $  955.92
At stated maturity..............            $425.90                    $574.10                   $1,000.00

                                    Sch B-1

          6. The Purchase Dates and Purchase Prices to be supplied on page 28 of the Offering Memorandum and correspondingly in the Indenture shall be:

        Purchase Date                  Purchase Price
        -------------                  --------------
        June 23, 2006                      $543.41
        June 23, 2010                      $643.48
        June 23, 2015                      $799.84

          7. The prices referred to in paragraphs 5 and 6 above are subject to adjustment upon the occurrence of a Tax Event, and the subsequent conversion of the Securities to semiannual coupon notes in the manner specified in the Offering Memorandum.

                                    Sch B-2

                                  SCHEDULE C

                             List of Subsidiaries

Name of Subsidiary                               Jurisdiction of Incorporation
------------------                               -----------------------------

ASC of Corona, Inc.                              California

ASC of Las Vegas, Inc.                           Nevada

ASC of Littleton, Inc.                           Colorado

ASC of Midwest City, Inc.                        Oklahoma

ASC of New Albany, Inc.                          Indiana

ASC of Palm Springs, Inc.                        California

ASC of Ponca City, Inc.                          Oklahoma

ASC of Springfield, Inc.                         Missouri

ASC of St. George, Inc.                          Utah

Aiken Regional Medical Centers, Inc.             South Carolina

Arbour Elder Services, Inc.                      Massachusetts

Arkansas Surgery Center of Fayetteville, L.P.    Arkansas

Auburn Regional Medical Center, Inc.             Washington

Bluegrass Regional Cancer Center, L.L.P.         Kentucky

Capitol Radiation Therapy, L.L.P.                Kentucky

Chalmette Medical Center, Inc.                   Louisiana

Children's Reach, L.L.C.                         Pennsylvania

Choate Health Management, Inc.                   Massachusetts

Comprehensive Occupational and Clinical          Delaware
Health, Inc.

Danville Radiation Therapy, L.L.P.               Kentucky

Del Amo Hospital, Inc.                           California

District Hospital Partners, L.P.                 District of Columbia

Doctors' Hospital of Shreveport, Inc.            Louisiana

Eye West Laser Vision, L.P.                      Delaware

Forest View Psychiatric Hospital, Inc.           Michigan

Fort Duncan Medical Center, L.P.                 Delaware

Fort Duncan Medical Center, Inc.                 Delaware

Glen Oaks Hospital, Inc.                         Texas

HRI Clinics, Inc.                                Massachusetts

HRI Hospital, Inc.                               Massachusetts

Health Care Finance & Construction Corp.         Delaware

Hope Square Surgical Center, L.P.                Delaware

Inland Valley Regional Medical Center, Inc.      California

Internal Medicine Associates of Doctors'         Louisiana
Hospital, Inc.

La Amistad Residential Treatment Center, Inc.    Florida

Laredo Holdings, Inc.                            Delaware

Laredo Regional Medical Center, L.P.             Delaware

Laredo Regional, Inc.                            Delaware

Madison Radiation Oncology Associates, L.L.C.    Indiana

Manatee Memorial Hospital, L.P.                  Delaware

McAllen Holdings, Inc.                           Delaware

McAllen Medical Center Physicians                Texas
Group, Inc.

McAllen Medical Center, Inc.                     Texas

McAllen Medical Center, L.P.                     Delaware

Meridell Achievement Center, Inc.                Texas

Merion Building Management, Inc.                 Delaware

Nevada Radiation Oncology Center-West, L.L.C.    Nevada

New Albany Outpatient Surgery, L.P.              Delaware

Northern Nevada Medical Center, L.P.             Delaware

Northwest Texas Healthcare System, Inc.          Texas

Northwest Texas Surgical Hospital, L.L.C.        Texas

Oasis Health Systems, L.L.C.                     Nevada

Professional Probation Services, Inc.            Georgia

Professional Surgery Corporation of Arkansas     Arkansas

Pueblo Medical Center, Inc.                      Nevada

RCW of Edmond, Inc.                              Oklahoma

Radiation Therapy Associates of                  California
California, L.L.C.

Relational Therapy Clinic, Inc.                  Louisiana

Renaissance Women's Center of Austin, L.L.C.     Texas

Renaissance Women's Center of Edmond, L.L.C.     Oklahoma

River Crest Hospital, Inc.                       Texas

River Oaks, Inc.                                 Louisiana

River Parishes Internal Medicine, Inc.           Louisiana

SOSC, Inc.                                       New Hampshire

Southern Indiana Radiation Oncology              Indiana
Associates, L.L.C.

Sparks Family Hospital, Inc.                     Nevada

St. George Surgical Center, L.P.                 Delaware

St. Louis Behavioral Medicine Institute, Inc.    Missouri

Summerlin Hospital Medical Center, L.L.C.        Delaware

Summerlin Hospital Medical Center, L.P.          Delaware

Surgery Center of Littleton, L.P.                Delaware

Surgery Center of Midwest City, L.P.             Delaware

Surgery Center of Ponca City, L.P.               Delaware

Surgery Center of Springfield, L.P.              Delaware

Surgery Center of Waltham,                       Massachusetts
Limited Partnership

The Alliance for Creative Development, Inc.      Pennsylvania

The Arbour, Inc.                                 Massachusetts

The Bridgeway, Inc.                              Arkansas

The Pavilion Foundation                          Illinois

Tonopah Health Services, Inc.                    Nevada

Trenton Street Corporation                       Texas

Turning Point Care Center, Inc.                  Georgia

Two Rivers Psychiatric Hospital, Inc.            Delaware

UHS Advisory, Inc.                               Delaware

UHS Holding Company, Inc.                        Nevada

UHS Las Vegas Properties, Inc.                   Nevada

UHS Managed Care Operations, L.L.C.              Pennsylvania

UHS Midwest Center for Youth and                 Indiana
Families, Inc.

UHS Receivables Corp.                            Delaware

UHS Recovery Foundation, Inc.                    Pennsylvania

UHS of Anchor, L.P.                              Delaware

UHS of Belmont, Inc.                             Delaware

UHS of Bethesda, Inc.                            Delaware

UHS of D.C., Inc.                                Delaware

UHS of Delaware, Inc.                            Delaware

UHS of Eagle Pass, Inc.                          Delaware

UHS of Fairmount, Inc.                           Delaware

UHS of Fayetteville, Inc.                        Arkansas

UHS of Florida, Inc.                             Florida

UHS of Fuller, Inc.                              Massachusetts

UHS of Georgia, Inc.                             Delaware

UHS of Georgia Holdings, Inc.                    Delaware

UHS of Greenville, Inc.                          Delaware

UHS of Hampton Learning Center, Inc.             New Jersey

UHS of Hampton, Inc.                             New Jersey

UHS of Hartgrove, Inc.                           Illinois

UHS of Hidalgo, Inc.                             Delaware

UHS of Hidalgo Holdings, Inc.                    Delaware

UHS of Lakeside, Inc.                            Delaware

UHS of Laurel Heights, L.P.                      Delaware

UHS of Manatee, Inc.                             Florida

UHS of New Orleans, Inc.                         Louisiana

UHS of Odessa, Inc.                              Texas

UHS of Palms, L.P.                               Delaware

UHS of Parkwood, Inc.                            Delaware

UHS of Peachford, L.P.                           Delaware

UHS of Pennsylvania, Inc.                        Pennsylvania

UHS of Provo Canyon, Inc.                        Delaware

UHS of Puerto Rico, Inc.                         Delaware

UHS of Ridge, Inc.                               Delaware

UHS of River Parishes, Inc.                      Louisiana

UHS of Rockford, Inc.                            Delaware

UHS of Talbot, L.P.                              Delaware

UHS of Timberlawn, Inc.                          Texas

UHS of Waltham, Inc.                             Massachusetts

UHSMS, Inc.                                      Delaware

UHSR Corporation                                 Delaware

Universal Community Behavioral Health, Inc.      Pennsylvania

Universal Health Network, Inc.                   Nevada

Universal Health Pennsylvania Properties, Inc.   Pennsylvania

Universal Health Recovery Centers, Inc.          Pennsylvania

Universal Health Services of Cedar Hill, Inc.    Texas

Universal Health Services of Concord, Inc.       California

Universal Probation Services, Inc.               Georgia

Universal Treatment Centers, Inc.                Delaware

Valley Health System, L.L.C.                     Delaware

Valley Hospital Medical Center, Inc.             Nevada

Valley Surgery Center, L.P.                      Delaware

Victoria Regional Medical Center, Inc.           Texas

Wellington Physician Alliances, Inc.             Florida

Wellington Regional Medical Center               Florida
Incorporated

Westlake Medical Center, Inc.                    California

                                                                       Exhibit A
                     FORM OF REGISTRATION RIGHTS AGREEMENT

                              [Filed separately]

                                                                 Exhibit B

                   FORM OF OPINION OF COUNSEL TO THE COMPANY

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement;

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

     (iv) The authorized capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization"; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and free of statutory and contractual preemptive rights;

     (v) The Purchase Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company;

     (vi) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

     (vii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms , except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

     (viii) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Class B Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Class B Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and no holder of Class B Common Stock will be subject to personal liability by reason of being such a holder;

     (ix) The issuance of the shares of Class B Common Stock upon conversion of the Securities is not subject to (a) any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or (b) to our knowledge, other similar rights of any securityholder of the Company;

     (x) The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

     (xi) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which we express no opinion), when they were filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder;

     (xii) To our knowledge, there is not pending or threatened any action, suit or proceeding, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary of the Company is subject, before or brought by any court or governmental agency or body, which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus, but is not so described;

     (xiii) The statements in the Offering Memorandum, including the information under the captions "Description of Debentures," "Description of Capital Stock," "Federal Income Tax Considerations" and "Plan of Distribution," to the extent that they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

     (xiv) To our knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed or incorporated by reference therein or known to us;

     (xv) Except with respect to matters covered in opinion (xvi) below, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities or Blue Sky laws of the various jurisdictions in which the Securities will be offered or sold, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement or the issuance of shares of Class B Common Stock upon conversion of the Securities;

     (xvi) Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in the Purchase Agreement and compliance with the agreements of the Company and the Initial Purchasers contained in the Purchase Agreement, no registration of the Securities under the 1933 Act is required, and no qualification of the Indenture under the 1939 Act is necessary, for the offer and sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 6 of the Purchase Agreement;

     (xvii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds" and the issuance of the shares of Class B Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xviii) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule regulation (assuming compliance with all applicable state securities and Blue Sky laws), judgment order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations; and

     (xviii) The  Company  is  not  an   "investment   company"  or  an  entity
"controlled" by an "investment company," as such terms are defined in the 1940 Act.

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Offering Memorandum were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except and to the extent stated in paragraphs (iv) (except with respect to the shares of issued and outstanding capital stock of the Company being fully paid and non-assessable), (x) and (xiii) above), or the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted thereof, as to which we make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit C

                          FORM OF OPINION OF GENERAL
                            COUNSEL OF THE COMPANY

     (i) Each of the Company and each of its subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries listed on Schedule C to the Purchase Agreement (each, a "Subsidiary," and, collectively, the "Subsidiaries") considered as one enterprise, whether or not arising in the ordinary course of business ("Material Adverse Effect");

     (ii) Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Corporate Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, except as disclosed in the Offering Memorandum, are owned of record by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interests, or to my knowledge, any other liens, encumbrances and equities and adverse claims.

     (iii) Each Subsidiary that is a partnership (a "Partnership") has been duly organized, is validly existing as a partnership in good standing under the laws of its jurisdiction of organization and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Partnership is duly qualified and in good standing as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, the general and limited partnership interests therein owned of record directly or indirectly by the Company are owned free and clear of any perfected security interests, or, to my knowledge, any other liens, encumbrances and equities and adverse claims.

     (iv) Each Subsidiary that is a limited liability company (an "LLC") has been duly organized, is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each LLC is duly qualified and in good standing as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, the membership interests therein owned of record directly or indirectly by the Company are owned free and clear of any perfected security interests, or, to my knowledge, any other liens, encumbrances and equities and adverse claims.

     (v) To the best of my knowledge, none of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or partnership or operating agreement, or is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary.

     (vi) There is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or transactions contemplated by the Offering Memorandum.

     (vii) To the best of my knowledge, neither the Company nor any Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any such Subsidiary, the violation of which would have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary.

     (viii) The Company and each Subsidiary have all necessary Permits (except where the failure to have such Permits, individually or in the aggregate, would not have a Material Adverse Effect), to own their respective properties and to conduct their respective businesses as now being conducted, and as described in the Offering Memorandum, including, without limitation, such Permits as are required (a) under such federal and state health care laws as are applicable to the Company and the Subsidiaries and their respective businesses and (b) under such HMO or similar licensure laws and such insurance laws and regulations as are applicable to the Company and the Subsidiaries, except where the failure to have such Permits would not have a Material Adverse Effect.

     Nothing has come to my attention that would lead me to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted thereof, as to which we need to make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit D

                       FORM OF LOCK-UP LETTER AGREEMENT

                                  June , 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
J.P. Morgan Securities Inc.
UBS Warburg LLC
Banc of America Securities LLC
  c/o    Merrill Lynch & Co.
           Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated

         North Tower
         World Financial Center
         New York, New York  10281-1209

         Re: Proposed Offering by Universal Health Services, Inc. of Convertible Debentures due 2020

Dear Sirs:

              The undersigned, a stockholder and an executive officer and/or director of Universal Health Services, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc., UBS Warburg LLC and Banc of America Securities LLC (collectively, the "Initial Purchasers") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the offering of the Company"s Convertible Debentures due 2020 (the "Initial Securities") and the grant by the Company to the Initial Purchasers of the option to purchase additional Securities to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively the "Securities." In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Initial Purchasers that, during a period of 75 days from the date of the Final Offering Memorandum (as defined in the Purchase Agreement), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Company's class B common stock, par value $0.01 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     The foregoing sentence shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein and (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

                                                     Very truly yours,


                                                     Signature:_________________
                                                     Print Name:

                                      D-2